UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No.3, Lane 141, Sec. 3, Beishen Rd., Shenkeng Township, Taipei County 222, Taiwan (R.O.C.)
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 886-2-26624343

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On May 3, 2012, we entered into a definitive agreement under which TransAKT will acquire substantially all assets of Vegfab Agricultural Technology Co. Ltd. (“Vegfab”, the “Seller”), a Taiwanese company, for the sum of US$5,500,000 pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with the Seller. The purchase price is being paid by the delivery to Vegfab of: (i) US$1,000,000 in cash; and (ii) 150,000,000 common voting shares issued by TransAKT Ltd., with a deemed value of US$0.03 per share.

Vegfab is a manufacturer of highly innovative agricultural equipment used to grow a large variety of vegetables and fruit using simulated sunlight from LED lamps in proprietary a hydroponic system. Vegfab’s product line includes systems for commercial production, and a home growing system which allows families to grow safe, clean vegetables and fruit in their own homes.

The description of the terms and conditions of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of the Business Acquired
Financial statements of the business acquired will be provided by an amendment to this Report not later than 71 days after the due date of this Current Report on Form 8-K.
(b)

Pro-forma Financial Information
Pro-forma financial information with respect to the business acquired will be provided by an amendment to this Report not later than 71 days after the due date of this Current Report on Form 8-K.

10.1	Asset Purchase and Sale Agreement dated as of May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ James Wu
James Wu
President

Date: May 7, 2012